UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 13, 2005

HCC Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13790 (Commission File Number)	76-0336636 (IRS Employer Identification No.)

13403 Northwest Freeway Houston, Texas (Address of principal executive offices)	77040-6094 (Zip Code)

Registrant’s telephone number, including area code: (713) 690-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
SIGNATURES

Item 1.01  Entry Into a Material Definitive Agreement.

     On April 13, 2005, the Compensation Committee of the Board of Directors of HCC Insurance Holdings, Inc. (the “Company”) approved the following compensation awards for the 2004 year for the Executive Officers of the Company to be included as the “named executive officers” in the Company’s 2005 Proxy Statement:

		2004 Deferred
Executive Officer	2004 Bonus	Compensation

Stephen L. Way,	$500,000	$5,500,000
Chairman of the Board of Directors,
Chief Executive Officer and
President

Edward H. Ellis, Jr.,	$350,000	—
Executive Vice President and
Chief Financial Officer

Craig J. Kelbel,	$150,000	—
Executive Vice President, President
and Chief Executive Officer of HCC
Life Insurance Company

Christopher L. Martin,	$100,000	—
Executive Vice President,
General Counsel and Secretary

Michael J. Schell,	$150,000	—
Executive Vice President,
President and Chief Executive Officer
of Houston Casualty Company

     Each of such Executive Officers are parties to employment agreements with the Company. Additional information with respect to such employment agreements and executive compensation matters will be included in the Company’s 2005 Proxy Statement to be filed with the Securities and Exchange Commission in April 2005.

     In addition, on April 13, 2005, but effective as of March 1, 2005, Craig J. Kelbel entered into an Employment Agreement, which replaced a prior agreement. Under the agreement, Mr. Kelbel acts as an Executive Vice President of the Company and President and Chief Executive Officer of HCC Life Insurance Company and oversees the Company’s group life, accident and health specialty operations. Mr. Kelbel’s employment agreement expires on December 31, 2008. He will receive a salary of $450,000 in 2005. Mr. Kelbel is entitled to an annual bonus of up to $250,000 as part of a bonus pool for a designated subsidiary, an additional $50,000 if the aggregate earnings of a designated subsidiary exceeds budgeted earnings and an additional $25,000 for each other designated subsidiary which exceeds its budget. Mr. Kelbel is also entitled to certain perquisites, including a car allowance and a club membership. The agreement further provides that, upon its termination, Mr. Kelbel will serve the Company as a consultant for a period of time equal to the number of years Mr. Kelbel was employed by the Company after 2002 and receive $50,000 per year as a consulting fee. The Company’s obligation to pay Mr. Kelbel’s consulting fee will not terminate upon his death or disability. Mr. Kelbel has rights upon termination, death or disability that are similar to those provided to other executive officers of the Company. If the agreement is terminated, Mr. Kelbel has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

     The Company will file Mr. Kelbel’s Employment Agreement as an exhibit to its Quarterly Report on Form 10-Q for the Period Ended March 31, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC INSURANCE HOLDINGS, INC.
Date: April 14, 2005	By:	/s/ Christopher L. Martin
Christopher L. Martin,
Executive Vice President and General Counsel